Exhibit 5.1

[Calfee, Halter & Griswold LLP Letterhead]

November 25, 2020

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

We are familiar with the proceedings taken and proposed to be taken by The J. M. Smucker Company, an Ohio corporation (the “Company”), with respect to 4,262,244 of the Company’s common shares, without par value (the “Shares”), to be offered and sold from time to time pursuant to The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan (the “Plan”). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We are attorneys licensed to practice law in the State of Ohio. The opinion expressed herein is limited solely to the Federal Law of the United States of America and the laws of the State of Ohio.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP